UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 693-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2005, we announced the appointments, effective as of the closing of our acquisition of Precision Drilling Corporation’s Energy Services and International Contract Drilling Divisions, of Ian E. Kelly as Senior Vice President and President of our new contract drilling division and John R. King as Senior Vice President and President of the division to be created as a result of the combination of our Drilling Services Division and Precision’s Energy Services Division.

Mr. Kelly, 47, is currently Senior Vice President, International Drilling of Precision and has been with Precision since May 2004. Prior to that time, he was employed by GlobalSantaFe Corporation in various capacities, including Vice President of the Middle East and Mediterranean from 2001 to 2004.

Mr. King, 39, is currently Senior Vice President, Energy Services of Precision and has been with Precision since February 2003. From 1997 to 2003, Mr. King was President of RedTree Capital, a private equity firm founded by him that focused on energy services investments.

Also on July 6, 2005, Gary L. Warren, Senior Vice President and President of our Drilling Services Division, notified us that he would retire as of September 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: July 8, 2005	/s/ Lisa W. Rodriguez
Lisa W. Rodriguez
Senior Vice President and Chief Financial Officer